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As filed with the Securities and Exchange Commission on November 8, 2011

No. 333-176659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Radiation Therapy Services, Inc.
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	8011 (Primary Standard Industrial Classification Code Number)	65-0768951 (I.R.S. Employer Identification No.)

2270 Colonial Boulevard
Fort Myers, Florida 33907
(239) 931-7275
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bryan J. Carey
Interim Chief Financial Officer
2270 Colonial Boulevard
Fort Myers, Florida 33907
(239) 931-7275
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, Esq.
Christopher A. Kitchen, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4675
(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public:
The exchange will occur as soon as practicable after the effective date of this Registration Statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

9 7/8% Senior Subordinated Notes due 2017	$16,250,000	$16,250,000	$1,886.63

Guarantees of 9 7/8% Senior Subordinated Notes due 2017	$16,250,000	—	(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.

(2)
Previously paid.

(3)
Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

          The registrants hereby amend this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Radiation Therapy Services Holdings, Inc.	DE	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	26-1747745
21st Century Oncology Of Alabama, LLC	AL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	55-0853649
Arizona Radiation Therapy Management Services, Inc.	AZ	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-2743876
California Radiation Therapy Management Services, Inc.	CA	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	56-2377222
21st Century Oncology Of Jacksonville, LLC	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-8754308
Devoto Construction Of Southwest Florida, Inc.	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-1343949
Radiation Therapy Services International, Inc.	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	26-0257575
21st Century Oncology Management Services, Inc.	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-8087211
Jacksonville Radiation Therapy Services, LLC	FL	2270 Colonial Boulevard	8011	26-2326266
Financial Services Of Southwest Florida, LLC	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	65-0633717
21st Century Oncology, LLC	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	59-2485899
21st Century Oncology Of Harford County Maryland, LLC	MD	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-4916540
Berlin Radiation Therapy Treatment Center, LLC	MD	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-1993712
21st Century Oncology Of Prince Georges County, Maryland, LLC	MD	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-8142750
Maryland Radiation Therapy Management Services, LLC	MD	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	52-2110079
American Consolidated Technologies, LLC	MI	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	38-2924024
Michigan Radiation Therapy Management Services, Inc.	MI	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-5623965
Nevada Radiation Therapy Management Services, Incorporated	NV	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	86-0874204

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
21st Century Oncology Of New Jersey, Inc.	NJ	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-1049875
New York Radiation Therapy Management Services, LLC	NY	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	65-0768868
North Carolina Radiation Therapy Management Services, LLC	NC	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	56-2274741
21st Century Oncology Of South Carolina, LLC	SC	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-8971654
West Virginia Radiation Therapy Services, Inc.	WV	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	26-1810691
Phoenix Management Company, LLC	MI	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	38-3488644
Carolina Regional Cancer Center, LLC	SC	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	57-0956164
Atlantic Urology Clinics, LLC	SC	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	51-0570029
Derm-Rad Investment Company, LLC	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	26-3494111
21st Century Oncology Of Pennsylvania, Inc.	PA	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-5400463
Gettysburg Radiation, LLC	PA	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-2648771
Carolina Radiation and Cancer Treatment Center, LLC	NC	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	56-1805493
21st Century Oncology Of Kentucky, LLC	KY	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	56-2383667
New England Radiation Therapy Management Services, Inc.	MA	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	20-2726448
Radiation Therapy School For Radiation Therapy Technology, Inc.	FL	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	65-0377840
Aurora Technology Development, LLC	DE	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	27-4405383
21st Century Oncology Services, Inc.	DE	2270 Colonial Boulevard, Fort Myers, FL 33907	8011	45-3456866

 EXPLANATORY NOTE

        This Amendment No. 1 is being filed solely for the purposes of including an additional Registrant, including Exhibit 3.72, Exhibit 3.73 and Exhibit 4.8 and amending Exhibit 5.1 of the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibit 3.72, Exhibit 3.73, Exhibit 4.8 and Exhibit 5.1. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Florida

        Radiation Therapy Services, Inc., 21st Century Oncology of Jacksonville, Inc., Devoto Construction of Southwest Florida, Inc., Radiation Therapy Services International, Inc., 21st Century Oncology Management Services, Inc., Jacksonville Radiation Therapy Services, Inc., Radiation Therapy School for Radiation Therapy Technology, Inc., Derm-Rad Investment Company, LLC, Financial Services of Southwest Florida, LLC and 21st Century Oncology, LLC are incorporated under the laws of the State of Florida.

        Section 607.0831 of the Florida Business Corporation Act ("FBCA") limits the liability of directors of Florida corporations. Section 607.0831 provides that a director is not personally liable for monetary damages to the corporation or any other person unless the director breached or failed to perform his or her duties as a director and the director's breach of, or failure to perform, those duties constituted:

  •
  a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, or had no reasonable cause to believe his or her conduct was unlawful;

  •
  a transaction from which the director derived an improper personal benefit, either directly or indirectly;

  •
  a circumstance under which the liability provisions of Florida law for unlawful distributions are applicable;

  •
  in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or

  •
  in a proceeding by or in the right of someone other than the corporation or by or in the right of a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        Section 607.0850 of the FBCA empowers a Florida corporation, subject to certain limitations, to indemnify its directors, officers and employees against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

        Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 (relating to improper distribution to members) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the LLC in a proceeding by or in the right of the LLC to procure a judgment in its favor or in a proceeding by or in the right of a member.

        The bylaws of Radiation Therapy Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation of Jacksonville Radiation Therapy Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The operating agreement of Financial Services of South west Florida, LLC provides for the indemnification of the member and officers for losses incurred in such person's capacity as member r officer.

        The operating agreement of 21st Century Oncology, LLC provides for the indemnification of members, managers and officers against all judgments, payments or other costs and expenses incurred in connection with any action, proceeding, investigation or claim brought by reason of such person's being a member, manager or officer where such person is wholly successful on the merits or otherwise, in defending such an action or a court of competent jurisdiction finds, or in the absence of such finding, the member determines that, such person acted in good faith and in what he reasonably believed to be in the best interests of the company.

        The Articles of Incorporation of 21st Century Oncology Management Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The operating agreement of Derm-Rad Investment Company, LLC provides for the indemnification of members, managers and officers against all judgments, payments or other costs and expenses incurred in connection with any action, proceeding, investigation or claim brought by reason of such person's being a member, manager or officer where such person is wholly successful on the merits or otherwise, in defending such an action or a court of competent jurisdiction finds, or in the absence of such finding, the member determines that, such person acted in good faith and in what he reasonably believed to be in the best interests of the company.

        The Articles of Incorporation of Radiation Therapy School for Radiation Therapy Technology, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Certificate of Incorporation and by-laws of Radiation Therapy Services International, Inc. are silent as to indemnification.

        The Articles of Incorporation of Devoto Construction of Southwest Florida, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and by-laws of 21st Century Oncology of Jacksonville, Inc. are silent as to indemnification.

Delaware

        Radiation Therapy Services Holdings, Inc., Aurora Technology Development, LLC and 21st Century Oncology Services, Inc. are incorporated under the laws of the State of Delaware.

        Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        The Certificate of Incorporation of Radiation Therapy Services Holdings, Inc. provides for the indemnification of officers and directors to the fullest extent permitted by Delaware law.

        The operating agreement of Aurora Technology Development, LLC provides for the indemnification or its officers and directors.

        The Certificate of Incorporation and by-laws of 21st Century Oncology Services, Inc. are silent as to indemnification.

Alabama

        21st Century Oncology of Alabama, LLC is incorporated under the laws of the State of Alabama.

        Section 10-12-24(n) of the Code of Alabama allows limited liability companies to indemnify a member, manager, or employee, or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the articles of organization, the operating agreement, or by a resolution adopted by the members after notice (unless notice is waived); to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member's, manager's, or employee's status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of this section.

        The Limited Liability Company Agreement of 21st Century Oncology of Alabama, LLC provides for the indemnification of members, managers and officers against all judgments, payments or other costs and expenses incurred in connection with any action, proceeding, investigation or claim brought by reason of such person's being a member, manager or officer where such person is wholly successful on the merits or otherwise, in defending such an action or a court of competent jurisdiction finds, or in the absence of such finding, the member determines that, such person acted in good faith and in what he reasonably believed to be in the best interests of the company.

Arizona

        Arizona Radiation Therapy Management Services, Inc. is incorporated under the laws of the State of Arizona.

        Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual's conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        The Articles of Incorporation of Arizona Radiation Therapy Management Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

California

        California Radiation Therapy Management Services, Inc. is incorporated under the laws of the State of California.

        Section 317 of the General Corporation Law of the State of California provides as follows:

        A California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, including any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A California corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. When a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify him against the expenses, including attorney's fees, actually and reasonably incurred by the agent in connection therewith.

        Section 317 further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

        The Articles of Incorporation and bylaws of California Radiation Therapy Management Services, Inc. are silent as to indemnification.

Kentucky

        21st Century Oncology of Kentucky, LLC is incorporated under the laws of the State of Kentucky.

        Section 275.180 of the Kentucky Limited Liability Company Act permits a limited liability company to indemnify a member or manager of the company under certain circumstances and subject to certain limitations. Section 274.170(1) of the Kentucky Limited Liability Company Act provides that, unless otherwise provided in a written operating agreement, a member or manager shall not be liable, responsible or accountable in damages or otherwise to a limited liability company for any action taken or failure to act on behalf of the limited liability company unless the act or omission constitutes wanton or reckless misconduct. The Articles of Organization and operating agreement of 21st Century Oncology of Kentucky, LLC are silent as to indemnification.

Maryland

        Berlin Radiation Therapy Treatment Center, LLC, 21st Century Oncology of Prince Georges County, Maryland, LLC, 21st Century Oncology of Harford County Maryland, LLC and Maryland Radiation Therapy Management Services, LLC are incorporated under the laws of the State of Maryland.

        Section 4A-203 of the Maryland Limited Liability Company Act provides that unless otherwise provided by law or its articles of organization, a limited liability company has the general powers, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

        The operating agreement of Berlin Radiation Therapy Treatment Center, LLC provides for the indemnification of officers and directors to the fullest extent permitted by law.

        The operating agreement of 21st Century Oncology of Prince Georges County, Maryland, LLC provides for the indemnification of any officer, manager or member except where such claim arises from such officer, manager or member's bad faith or where such action resulted in personal financial profit or gain for such person.

        The Articles of Organization and operating agreement of 21st Century Oncology of Harford County Maryland, LLC are silent as to indemnification.

        The operating agreement of Maryland Radiation Therapy Management Services, LLC provides for the indemnification of members, managers and officers against all judgments, payments or other costs and expenses incurred in connection with any action, proceeding, investigation or claim brought by reason of such person's being a member, manager or officer where such person is wholly successful on the merits or otherwise, in defending such an action or a court of competent jurisdiction finds, or in the absence of such finding, the member determines that, such person acted in good faith and in what he reasonably believed to be in the best interests of the company.

Massachusetts

        New England Radiation Therapy Management Services, Inc. is incorporated under the laws of the State of Massachusetts.

        Section 8.51 of the Massachusetts Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

        The Articles of Organization and by-laws of New England Radiation Therapy Management Services, Inc. are silent as to indemnification.

Michigan

        American Consolidated Technologies, LLC, Phoenix Management Company, LLC and Michigan Radiation Therapy Management Services, Inc. are incorporated under the laws of the State of Michigan.

        Sections 561 through 571 of the Michigan Business Corporation Act ("MBCA") contain provisions governing the indemnification of directors and officers by Michigan corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party of is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful in on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

        A determination that the person indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all "independent directors" not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. Under the MBCA, a corporation may pay or reimburse the reasonable expenses incurred by a directors, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if (i) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, and (ii) the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meeting the standard of conduct, which undertaking need not be secured.

        The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation's articles of incorporation, bylaws, or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided under the MBCA continues as to a person who ceases to be a director, officer, employee, or agent. Additionally, the MBCA permits a corporation to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the corporation, whether or not such liabilities would be within the above indemnification provisions. An amendment to the articles of incorporation of HD Supply Fasteners & Tools, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the corporation nor its subsidiaries; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) for a violation of Section 551(1) of the Michigan Business Corporation Act; (4) for any transaction from which the director derived an improper personal benefit; and (5) for any acts or omission occurring before June 27, 1989.

        The Articles of Organization and operating agreement of American Consolidated Technologies are silent as to indemnification.

        The Articles of Incorporation and by-laws of Michigan Radiation Therapy Management Services, Inc. are silent as to indemnification.

        The Articles of Organization and operating agreement of Phoenix Management Company, LLC are silent as to indemnification.

Nevada

        Nevada Radiation Therapy Management Services, Inc. is incorporated under the laws of the State of Nevada.

        Section 78.7502 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the "NRS"), permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

  (k)
  is not liable for a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or

  (l)
  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        Section 78.752 of the NRS allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

        No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

        The Articles of Incorporation of Nevada Radiation Therapy Management Services, Inc. provides that the Company may indemnify any officer or director pursuant to Nevada law.

New Jersey

        21st Century Oncology of New Jersey, Inc. is incorporated under the laws of the State of New Jersey.

        Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

        The Certificate of Incorporation and bylaws of 21st Century Oncology of New Jersey, Inc. are silent as to indemnification.

New York

        New York Radiation Therapy Management Services, Inc. is incorporated under the laws of the State of New York.

        Section 722 of the New York Business Corporation Law permits a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        New York Business Corporation Law also provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        The Certificate of Incorporation of New York Radiation Therapy Management Services, Inc. provides for the indemnification of directors and officers to the fullest extent permitted by the New York Business Corporation Law.

North Carolina

        North Carolina Radiation Therapy Management Services, LLC and Carolina Radiation and Cancer Treatment Center, Inc. are incorporated under the laws of the State of North Carolina.

        Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

        No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

        Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

        The operating agreement of North Carolina Radiation Therapy Management Services, LLC provides for the indemnification of members, managers and officers against all judgments, payments or other costs and expenses incurred in connection with any action, proceeding, investigation or claim brought by reason of such person's being a member, manager or officer where such person is wholly successful on the merits or otherwise, in defending such an action or a court of competent jurisdiction finds, or in the absence of such finding, the member determines that, such person acted in good faith and in what he reasonably believed to be in the best interests of the company.

        The Articles of Incorporation and by-laws of Carolina Radiation and Cancer Treatment Center, Inc. are silent as to indemnification.

Pennsylvania

        21st Century Oncology of Pennsylvania, Inc. and Gettysburg Radiation, LLC are incorporated under the laws of the State of Pennsylvania.

        Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Section 3.1 of our bylaws provides that we shall indemnify any director or officer of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Company, its shareholders or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including, without limitation, against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such proceedings unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. Section 3.1 also provides that, if an authorized representative is not entitled to indemnification for a portion of liabilities to which he or she may be subject, the Company will indemnify the person to the maximum extent permitted for the remaining portion of the liabilities.

        The Articles of Incorporation and by-laws of 21st Century Oncology of Pennsylvania, Inc. are silent as to indemnification.

        The Certificate of Organization and operating agreement of Gettysburg Radiation, LLC are silent as to indemnification.

South Carolina

        21st Century Oncology of South Carolina, LLC, Atlantic Urology Clinics, LLC and Carolina Regional Cancer Center, LLC. are incorporated under the laws of the State of South Carolina.

        Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

        The operating agreement of 21st Century Oncology of South Carolina, LLC provides for the indemnification of members, managers and officers against all judgments, payments or other costs and expenses incurred in connection with any action, proceeding, investigation or claim brought by reason of such person's being a member, manager or officer where such person is wholly successful on the merits or otherwise, in defending such an action or a court of competent jurisdiction finds, or in the absence of such finding, the member determines that, such person acted in good faith and in what he reasonably believed to be in the best interests of the company.

        The operating agreement of Atlantic Urology Clinics, LLC provides for the indemnification of members, managers and officers against all judgments, payments or other costs and expenses incurred in connection with any action, proceeding, investigation or claim brought by reason of such person's being a member, manager or officer where such person is wholly successful on the merits or otherwise, in defending such an action or a court of competent jurisdiction finds, or in the absence of such finding, the member determines that, such person acted in good faith and in what he reasonably believed to be in the best interests of the company.

        The Articles of Incorporation and by-laws of Carolina Regional Cancer Center, LLC are silent as to indemnification.

West Virginia

        West Virginia Radiation Therapy Services, Inc. is incorporated under the laws of the State of West Virginia.

        The West Virginia Business Corporation Act ("WVBCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding or (y) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

        The bylaws of West Virginia Radiation Therapy Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        In addition, we maintain, at our expense, policies of insurance which insure their respective directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

        We have also entered into indemnification agreements with certain of our directors and executive officers prior to the Merger. The indemnification agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to in any threatened, pending or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses (including attorneys' and other professionals' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. The indemnitee shall not be indemnified unless he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, or for willful misconduct. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The indemnification agreements terminate upon the later of five years after the date that the indemnitee ceased to serve as a director and/or executive officer or the date of the final termination of any proceedings subject to the indemnification agreements. The Company agrees not to bring any legal action against the indemnitee or his or her spouse or heirs after two years following the date the indemnitee ceases to be a director and/or executive officer of the Company. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Articles of Incorporation or Bylaws of the Company, or the FBCA. In connection with the Merger, we agreed that we would not alter or impair any existing indemnification provisions then in existence in favor of then current or former directors or officers as provided in the Articles of Incorporation or Bylaws of the Company or as evidenced by indemnification agreements with us.

        Further, in connection with the Closing each of the Company, RT Investments and Parent entered into a Management Agreement with Vestar relating to certain advisory and consulting services, pursuant to which, among other things, RT Investments, Parent and the Company must indemnify Vestar and its affiliates against all losses, claims, damages and liabilities arising out of the performance by Vestar of its services pursuant to the Management Agreement, other than those that have resulted primarily from the gross negligence or willful misconduct of Vestar and/or its affiliates.

        Each of our directors and executive officers who is a holder of equity units of RT Investments, including Drs. Dosoretz, Sheridan, Rubenstein, Mantz and Fernandez, Ms. Dornaus, and Mr. Travis is a party to an Amended and Restated Limited Liability Company Agreement with RT Investments governing affairs of RT Investments and the conduct of its business. The Amended and Restated Limited Liability Company Agreement contains, among other things, customary indemnification provisions relating to holders of units and managers and officers of RT Investments relating to threatened, pending or completed actions, suits, or proceedings, whether civil, criminal, administrative or arbitral.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit Number	Description
1.1	Purchase Agreement, dated as of March 1, 2011, among Radiation Therapy Services, Inc., the guarantors named therein and the several purchasers named in Schedule I thereto, incorporated herein by reference to Exhibit 1.1 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
2.1
Membership Interest Purchase Agreement, dated January 1, 2009, among Radiation Therapy Services International, Inc., Medical Developers, LLC, Lisdey, S.A., Alejandro Dosoretz and Bernardo Dosoretz, for the purchase of membership interests in Medical Developers, LLC, incorporated herein by reference to Exhibit 2.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.*
2.2
Stock Purchase Agreement, dated as of April 1, 2010, by and among 21st Century Oncology of South Carolina, LLC, R. Steven Bass, M.D., Paul Goetowski, M.D. and Todd Williams, M.D. concerning the purchase of all of the outstanding capital stock of Carolina Regional Cancer Center, P.A., incorporated herein by reference to Exhibit 2.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.1
Amended and Restated Articles of Incorporation of Radiation Therapy Services, Inc. (as successor to RTS MergerCo, Inc.), incorporated herein by reference to Exhibit 3.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.2
Bylaws of Radiation Therapy Services, Inc. (as successor to RTS MergerCo, Inc.), incorporated herein by reference to Exhibit 3.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.3
Certificate of Incorporation of Radiation Therapy Services Holdings, Inc., incorporated herein by reference to Exhibit 3.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.4
Certificate of Amendment of the Certificate of Incorporation of Radiation Therapy Services Holdings, Inc., incorporated herein by reference to Exhibit 3.4 to Radiation Therapy Services Holdings, Inc.'s Form 10-K filed on March 11, 2011.
3.5
Bylaws of Radiation Therapy Services Holdings, Inc., incorporated herein by reference to Exhibit 3.5 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.6
Articles of Organization of 21st Century Oncology of Alabama, LLC, incorporated herein by reference to Exhibit 3.5 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.7
Operating Agreement of 21st Century Oncology of Alabama, LLC, incorporated herein by reference to Exhibit 3.6 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.8
Articles of Incorporation of California Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.7 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.9
By-Laws of California Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.8 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.10	Articles of Incorporation of 21st Century Oncology of Jacksonville, Inc., incorporated herein by reference to Exhibit 3.9 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.11
By-Laws of 21st Century Oncology of Jacksonville, Inc., incorporated herein by reference to Exhibit 3.10 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.12
Articles of Incorporation of Devoto Construction of Southwest Florida, Inc., incorporated herein by reference to Exhibit 3.11 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.13
Bylaws of Devoto Construction of Southwest Florida, Inc., incorporated herein by reference to Exhibit 3.12 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.14
Certificate of Incorporation of Radiation Therapy Services International, Inc., incorporated herein by reference to Exhibit 3.13 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.15
By-Laws of Radiation Therapy Services International, Inc., incorporated herein by reference to Exhibit 3.14 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.16
Articles of Incorporation of 21st Century Oncology Management Services, Inc., incorporated herein by reference to Exhibit 3.15 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.17
By-Laws of 21st Century Oncology Management Services, Inc., incorporated herein by reference to Exhibit 3.16 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.18
Articles of Incorporation of Jacksonville Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.17 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.19
Bylaws of Jacksonville Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.18 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.20
Articles of Organization of Financial Services of Southwest Florida, LLC, incorporated herein by reference to Exhibit 3.19 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.21
Operating Agreement of Financial Services of Southwest Florida, LLC, incorporated herein by reference to Exhibit 3.20 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.22
Articles of Organization of 21st Century Oncology, LLC, incorporated herein by reference to Exhibit 3.21 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.23	Operating Agreement of 21st Century Oncology, LLC, incorporated herein by reference to Exhibit 3.22 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.24	Articles of Organization of 21st Century Oncology of Harford County, Maryland LLC, incorporated herein by reference to Exhibit 3.23 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.25
Operating Agreement of 21st Century Oncology of Harford County, Maryland LLC, incorporated herein by reference to Exhibit 3.24 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.26
Articles of Organization of Berlin Radiation Therapy Treatment Center, LLC, incorporated herein by reference to Exhibit 3.25 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.27
Operating Agreement of Berlin Radiation Therapy Treatment Center, LLC, incorporated herein by reference to Exhibit 3.26 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.28
Articles of Organization of 21st Century Oncology of Prince Georges County, Maryland, LLC, incorporated herein by reference to Exhibit 3.27 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.29
Operating Agreement of 21st Century Oncology of Prince Georges County, Maryland, LLC, incorporated herein by reference to Exhibit 3.28 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.30
Articles of Organization of Maryland Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.29 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.31
Operating Agreement of Maryland Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.30 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.32
Articles of Organization and Certificate of Conversion of American Consolidated Technologies, LLC, incorporated herein by reference to Exhibit 3.31 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.33
Operating Agreement of American Consolidated Technologies, LLC, incorporated herein by reference to Exhibit 3.32 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.34
Articles of Incorporation of Michigan Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.33 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.35
By-Laws of Michigan Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.34 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.36
Articles of Incorporation of Nevada Radiation Therapy Management Services, Incorporated, incorporated herein by reference to Exhibit 3.35 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.37
Bylaws of Nevada Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.36 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.38	Certificate of Incorporation of 21st Century Oncology of New Jersey, Inc., incorporated herein by reference to Exhibit 3.37 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.39
By-Laws of 21st Century Oncology of New Jersey, Inc., incorporated herein by reference to Exhibit 3.38 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.40
Certificate of Incorporation of New York Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.39 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.41
By-Laws of New York Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.40 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.42
Articles of Organization of North Carolina Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.41 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.43
Operating Agreement of North Carolina Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.42 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.44
Articles of Organization of 21st Century Oncology of South Carolina, LLC, incorporated herein by reference to Exhibit 3.43 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.45
Operating Agreement of 21st Century Oncology of South Carolina, LLC, incorporated herein by reference to Exhibit 3.44 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.46
Articles of Incorporation of West Virginia Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.45 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.47
Bylaws of West Virginia Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.46 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.48
Articles of Organization of Phoenix Management Company, LLC, incorporated herein by reference to Exhibit 3.47 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.49
Operating Agreement of Phoenix Management Company, LLC, incorporated herein by reference to Exhibit 3.48 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.50
Articles of Incorporation of Carolina Regional Cancer Center, Inc., incorporated herein by reference to Exhibit 3.49 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.51
Amended and Restated By-Laws of Carolina Regional Cancer Center, Inc., incorporated herein by reference to Exhibit 3.50 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.52	Articles of Organization of Atlantic Urology Clinics, LLC, incorporated herein by reference to Exhibit 3.51 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.53
Amended and Restated Operating Agreement of Atlantic Urology Clinics, LLC, incorporated herein by reference to Exhibit 3.52 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.54
Articles of Organization of Derm-Rad Investment Company, LLC, incorporated herein by reference to Exhibit 3.53 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.55	Operating Agreement of Derm-Rad Investment, LLC, incorporated herein by reference to Exhibit 3.54 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.56
Articles of Incorporation of 21st Century Oncology of Pennsylvania, Inc., incorporated herein by reference to Exhibit 3.55 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.57
By-Laws of 21st Century Oncology of Pennsylvania, Inc., incorporated herein by reference to Exhibit 3.56 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.58
Certificate of Organization of Gettysburg Radiation, LLC, incorporated herein by reference to Exhibit 3.57 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.59
Amended and Restated Operating Agreement of Gettysburg Radiation, LLC, incorporated herein by reference to Exhibit 3.58 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.60
Amended and Restated Articles of Incorporation of Carolina Radiation and Cancer Treatment Center, Inc., incorporated herein by reference to Exhibit 3.59 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.61
By-Laws of Carolina Radiation and Cancer Treatment Center, Inc., incorporated herein by reference to Exhibit 3.60 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.62
Articles of Organization of 21st Century Oncology of Kentucky, LLC, incorporated herein by reference to Exhibit 3.61 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.63
Operating Agreement of 21st Century Oncology of Kentucky, LLC, incorporated herein by reference to Exhibit 3.62 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.64
Articles of Organization of New England Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.63 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.65
By-Laws of New England Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.64 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.66	Articles of Incorporation of Radiation Therapy School for Radiation Therapy Technology, Inc., incorporated herein by reference to Exhibit 3.65 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.67
Bylaws of Radiation Therapy School for Radiation Therapy Technology, Inc., incorporated herein by reference to Exhibit 3.66 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.68
Articles of Incorporation of Arizona Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.67 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.69
Bylaws of Arizona Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.68 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.70
Certificate of Formation of Aurora Technology Development, LLC, incorporated herein by reference to Exhibit 3.70 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
3.71
Operating Agreement of Aurora Technology Development, LLC, incorporated herein by reference to Exhibit 3.71 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
3.72	Certificate of Incorporation of 21st Century Oncology Services, Inc.
3.73	By-laws of 21st Century Oncology Services, Inc.
4.1
Registration Rights Agreement, dated April 20, 2010, by and among Radiation Therapy Services, Inc., the guarantors named therein as guarantors, Wells Fargo Securities, LLC, Barclays Capital Inc., Banc of America Securities LLC, Daiwa Capital Markets America, Inc. and Fifth Third Securities, Inc., incorporated herein by reference to Exhibit 4.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
4.2
Indenture, dated April 20, 2010, by and among Radiation Therapy Services, Inc., each guarantor named therein as guarantors and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
4.3
First Supplemental Indenture, dated as of June 24, 2010, by and among Phoenix Management Company, LLC, Carolina Regional Cancer Center, LLC, Atlantic Urology Clinics, LLC, Radiation Therapy Services, Inc., each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
4.4
Second Supplemental Indenture, dated as of September 29, 2010, by and Derm-Rad Investment Company, LLC, 21st Century Oncology of Pennsylvania, Inc., Gettysburg Radiation, LLC, Carolina Radiation and Cancer Treatment Center, Inc., 21st Century Oncology of Kentucky, LLC, New England Radiation Therapy Management Services, Inc. and Radiation Therapy School for Radiation Therapy Technology, Inc., Radiation Therapy Services, Inc., each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.4 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
4.5	Third Supplemental Indenture, dated as of March 1, 2011, by and among Radiation Therapy Services, Inc. each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.1 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
4.6	Form of Notes, incorporated herein by reference to Exhibit 4.2 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
4.7
Fourth Supplemental Indenture, dated as of March 30, 2011, by and among Aurora Technology Development, LLC, Radiation Therapy Services, Inc. each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.7 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
4.8
Fifth Supplemental Indenture, dated as of September 30, 2011 by and among Radiation Therapy Services, Inc., 21st Century Oncology Services, Inc., each other then existing guarantor named therein and Wells Fargo Bank, National Association.
5.1	Opinion of Kirkland & Ellis LLP
10.1
Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.2
Amendment No. 1, dated August 15, 2008, to the Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.3
Amendment No. 2, dated April 1, 2010, to the Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.4	Incremental Amendment, dated April 22, 2010, to the Credit Agreement dated February 21, 2008, by and among the Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein and Barclays Bank PLC, as Incremental Revolving Lender, incorporated herein by reference to Exhibit 10.4 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.5
Incremental Amendment, dated April 22, 2010, to the Credit Agreement dated February 21, 2008, by and among the Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein and Bank of America, N.A., as Incremental Revolving Lender, incorporated herein by reference to Exhibit 10.5 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.6
Waiver and Amendment No. 3, dated May 3, 2010, to the Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.6 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.7
Management Agreement, dated February 21, 2008, among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., Radiation Therapy Investments, LLC and Vestar Capital Partners, Inc., incorporated herein by reference to Exhibit 10.7 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.8
Amended and Restated Securityholders Agreement, dated March 25, 2008, by and among Radiation Therapy Investments, LLC and the other Securityholders party thereto, incorporated herein by reference to Exhibit 10.8 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.9
Form of Management Stock Contribution and Unit Subscription Agreement (Preferred Units and Class A Units), incorporated herein by reference to Exhibit 10.9 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.10
Management Stock Contribution and Unit Subscription Agreement (Preferred Units and Class A Units), dated February 21, 2008, by and between Radiation Therapy Investments, LLC and Daniel E. Dosoretz, incorporated herein by reference to Exhibit 10.10 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.11
Form of Management Unit Subscription Agreement (Class B Units and Class C Units), incorporated herein by reference to Exhibit 10.11 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.12	Purchase and Sale Agreement, dated September 30, 2008, among Nationwide Health Properties, Inc., 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., Maryland Radiation Therapy Management Services, LLC f/k/a Maryland Radiation Therapy Management Services, Inc., Phoenix Management Company, LLC and American Consolidated Technologies, LLC for certain properties located in Florida, Maryland and Michigan, incorporated herein by reference to Exhibit 10.12 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.13
Master Lease, dated September 30, 2008, among Nationwide Health Properties, Inc., 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., Maryland Radiation Therapy Management Services, LLC f/k/a Maryland Radiation Therapy Management Services, Inc., Phoenix Management Company, LLC and American Consolidated Technologies, LLC for certain facilities located in Florida, Maryland and Michigan, incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.14
Master Lease, dated March 31, 2010, as amended by that certain First Amendment to Master Lease, dated April 15, 2010, among Theriac Rollup, LLC, and its wholly-owned subsidiaries as Landlord and Arizona Radiation Therapy Management Services, Inc., 21st Century Oncology, LLC, 21st Century Oncology Management Services, Inc., 21st Century Oncology of El Segundo, LLC, 21st Century Oncology of Kentucky, LLC, Nevada Radiation Therapy Management Services, Inc., West Virginia Radiation Therapy Services, Inc., 21st Century Oncology of New Jersey, Inc., Central Massachusetts Comprehensive Cancer Center, LLC, Jacksonville Radiation Therapy Services, Inc., 21st Century Oncology of Jacksonville, Inc., California Radiation Therapy Management Services, Inc. and Palms West Radiation Therapy, LLC, collectively as Tenant for certain facilities located in Arizona, California, Florida, Kentucky, Massachusetts, New Jersey, Nevada and West Virginia, as guaranteed by Radiation Therapy Services, Inc, incorporated herein by reference to Exhibit 10.14 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.15
Lease, dated December 29, 2009, between Theriac Enterprises of Peoria, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Peoria, Arizona, incorporated herein by reference to Exhibit 10.15 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.16
Lease, dated December 29, 2009, between Theriac Enterprises of Gilbert, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Gilbert, Arizona, incorporated herein by reference to Exhibit 10.16 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.17
Lease, dated December 29, 2009, between Theriac Enterprises of Rancho Mirage, LLC and California Radiation Therapy Management Services, Inc., for premises in Rancho Mirage, California, incorporated herein by reference to Exhibit 10.17 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.18
Lease, dated December 29, 2009, between Theriac Enterprises of Bradenton, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Lakewood Ranch, Florida, incorporated herein by reference to Exhibit 10.18 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.19	Lease, dated December 29, 2009, between Theriac Enterprises of Hammonton, LLC and 21st Century Oncology of New Jersey, Inc., for premises in Hammonton, New Jersey, incorporated herein by reference to Exhibit 10.19 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.20
Lease, dated effective December 11, 2008, between Theriac Enterprises of Jacksonville, LLC and 21st Century Oncology of Jacksonville, Inc., for premises in Jacksonville, Florida, incorporated herein by reference to Exhibit 10.20 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.21
Master Lease Agreement, dated December 21, 2010, between Theriac Rollup 2, LLC and West Virginia Radiation Therapy Services, Inc. for premises in Princeton, West Virginia, incorporated herein by reference to Exhibit 10.21 to Radiation Therapy Services Holdings, Inc.'s Form 10-K filed on March 11, 2011.
10.22
Lease Agreement, dated September 16, 2008, as amended by that certain Second Amendment to Lease, effective July 1, 2008, and Third Amendment to Lease, dated December 31, 2009, between Theriac Enterprises of Harrington, LLC and Central Massachusetts Comprehensive Cancer Center, LLC, for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.22 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.23
Ground Lease, dated September 15, 2008, between Harrington Memorial Hospital, Inc. and Central Massachusetts Comprehensive Cancer Center, LLC, for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.23 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.24
Construction Sublease, dated September 16, 2008, among Harrington Memorial Hospital, Inc., Central Massachusetts Comprehensive Cancer Center, LLC and Theriac Enterprises of Harington, LLC, for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.24 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.25
Lease, dated September 16, 2008, between Theriac Enterprises of Harington, LLC and Harrington Memorial Hospital, Inc., for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.25 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.26
Blanket Amendment to Leases, dated effective May 5, 2008, amending the: (i) Ground Lease between Harrington Memorial Hospital, Inc. and Central Massachusetts Comprehensive Cancer Center, LLC, (ii) Construction Sublease, among Harrington Memorial Hospital, Inc., Central Massachusetts Comprehensive Cancer Center, LLC and Theriac Enterprises of Harington, LLC, (iii) Lease, between Central Massachusetts Comprehensive Cancer Center, LLC and Theriac Enterprises of Harington, LLC, and (iv) Lease, between Theriac Enterprises of Harington, LLC and Harrington Memorial Hospital, Inc., for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.26 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.27
Lease Agreement, dated August 21, 2007, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Theriac Enterprises of Scottsdale, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Scottsdale, Arizona, incorporated herein by reference to Exhibit 10.27 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.28	Lease, dated October 4, 1996, as amended by that certain First Amendment to Lease, dated December 31, 2009, between 445 Partners, LLC and North Carolina Radiation Enterprises, LLC, for premises in Asheville, North Carolina, incorporated herein by reference to Exhibit 10.28 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.29
Lease Agreement effective July 1, 1987, between Kyle, Sheridan & Thorn Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., as successor in interest to Katin, Dosoretz Radiation Therapy Associates, P.A., for premises in Ft. Myers, Florida, incorporated herein by reference to Exhibit 10.29 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.30
Lease, dated December 3, 1999, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Henderson Radiation Associates and Nevada Radiation Therapy Management Services, Inc., for premises in Henderson, Nevada, incorporated herein by reference to Exhibit 10.30 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.31
Lease, dated August 1, 2007, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Nevada Radiation Enterprises, LLC and Nevada Radiation Therapy Management Services, Inc., for premises in Las Vegas, Nevada, incorporated herein by reference to Exhibit 10.31 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.32
Lease, dated December 31, 1999, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Tamarac Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Tamarac, Florida, incorporated herein by reference to Exhibit 10.32 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.33
Lease, dated January 1, 2001, as amended by that certain First Amendment to Lease, dated December 3, 2009, between Bonita Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Bonita Springs, Florida, incorporated herein by reference to Exhibit 10.33 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.34
Lease Agreement, dated May 21, 2001, between Fort Walton Radiation Associates, LLP and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Fort Walton Beach, Florida, incorporated herein by reference to Exhibit 10.34 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.35
Lease Agreement, dated January 18, 2005, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Fort Walton Beach Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Fort Walton Beach, Florida, incorporated herein by reference to Exhibit 10.35 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.36
Lease Agreement, dated November 17, 2000, as amended by that certain First Amendment to Lease, dated December 31, 2009, between West Palm Radiation Associates, LLC and Palms West Radiation Associates, LLC, for premises in Palm Beach County, Florida, incorporated herein by reference to Exhibit 10.36 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.37	Lease, dated May 1, 2002, between Bradenton Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., as amended by that certain First Amendment to Lease, dated December 31, 2009, for premises in Bradenton, Florida, incorporated herein by reference to Exhibit 10.37 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.38
Lease Agreement, dated October 1, 2002, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Plantation Radiation Associates, for premises in Plantation, Florida, incorporated herein by reference to Exhibit 10.38 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.39
Lease Agreement, dated January 21, 2003, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Yonkers Radiation Enterprises, LLC and New York Radiation Therapy Management Services, Incorporated, for premises in Yonkers, New York, incorporated herein by reference to Exhibit 10.39 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.40
Lease, dated February 1, 2003, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Lehigh Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Lehigh Acres, Florida, incorporated herein by reference to Exhibit 10.40 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.41
Lease, dated November 19, 2003, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Destin Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Santa Rosa Beach, Florida, incorporated herein by reference to Exhibit 10.41 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.42
Sublease agreement dated October 21, 1999 between Radiation Therapy Services, Inc. and Westchester MRI Specialists, P.C, incorporated herein by reference to Exhibit 10.42 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.43
Lease, dated June 1, 2005, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Arizona Radiation Enterprises, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Scottsdale, Arizona, incorporated herein by reference to Exhibit 10.43 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.44
Lease, dated January 30, 2003, effective February 20, 2004, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Crestview Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Crestview, Florida, incorporated herein by reference to Exhibit 10.44 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.45
Lease, dated October 2005, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Palm Springs Radiation Enterprises, LLC and California Radiation Therapy Management Services, Inc., for premises in Palm Desert, California, incorporated herein by reference to Exhibit 10.45 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.46	Lease Agreement, dated February 7, 2007, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Theriac Enterprises of Littlestown, LLC and 21st Century Oncology of Pennsylvania, Inc., for premises in Littlestown, Pennsylvania, incorporated herein by reference to Exhibit 10.46 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.47
Lease Agreement, dated March 12, 2007, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Theriac Enterprises of Casa Grande, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Casa Grande, Arizona, incorporated herein by reference to Exhibit 10.47 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.48
Lease Agreement, dated August 17, 2007, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Marco Island Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Naples, Florida, incorporated herein by reference to Exhibit 10.48 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.49
Administrative Services Agreement, dated January 1, 1997, as amended by that certain Addendum to Administrative Services Agreement, dated January 1, 2008, Addendum to Administrative Services Agreement, dated January 1, 2009, Addendum to Administrative Services Agreement, dated January 1, 2010, between New York Radiation Therapy Management Services, Incorporated and Yonkers Radiation Medical Practice, P.A. (incorporated herein by reference to Exhibit 10.49 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010), and Addendum to Administrative Services Agreement, dated January 1, 2011, between New York Radiation Therapy Management Services, LLC f/k/a New York Radiation Therapy Management Services, Inc. and Yonkers Radiation Medical Practice, P.A.
10.50
Administrative Services Agreement, dated January 1, 2002, as amended by that certain Addendum to Administrative Services Agreement, dated January 1, 2002, Addendum to Administrative Services Agreement, dated January 1, 2004, Addendum to Administrative Services Agreement, dated January 1, 2005, Addendum to Administrative Services Agreement, dated January 1, 2006, Addendum to Administrative Services Agreement, dated January 1, 2008, Addendum to Administrative Services Agreement, dated January 1, 2009, Addendum to Administrative Services Agreement, dated January 1, 2010, between North Carolina Radiation Therapy Management Services, LLC f/k/a North Carolina Radiation Therapy Management Services, Inc. and Radiation Therapy Associates of Western North Carolina, P.A. (incorporated herein by reference to Exhibit 10.50 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010) and Addendum to Administrative Services Agreement, dated January 1, 2011, between North Carolina Radiation Therapy Management Services, LLC and Radiation Therapy Associates of Western North Carolina, P.A.

Exhibit Number	Description
10.51	Administrative Services Agreement, dated January 9, 1998, as amended by that certain Amendment to Administrative Services Agreement, dated January 1, 1999, Amendment to Administrative Services Agreement, dated January 1, 1999, Amendment to Administrative Services Agreement, January 1, 2001, Amendment to Administrative Services Agreement, January 1, 2002, Amendment to Administrative Services Agreement, January 1, 2003, Amendment to Administrative Services Agreement, January 1, 2004, Amendment to Administrative Services Agreement, January 1, 2005, Amendment to Administrative Services Agreement, January 1, 2006, and Amendment to Administrative Services Agreement, August 1, 2006, between Nevada Radiation Therapy Management Services, Incorporated and Michael J. Katin, M.D., Prof. Corp., incorporated herein by reference to Exhibit 10.51 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.52
Administrative Services Agreement, dated October 31, 1998, as amended by that certain Amendment to Administrative Services Agreement effective April 1, 2005, Addendum to Administrative Services Agreement, dated January 1, 2008, Addendum to Administrative Services Agreement, dated January 1, 2009, Addendum to Administrative Services Agreement, dated January 1, 2010, between Maryland Radiation Therapy Management Services LLC f/k/a Maryland Radiation Therapy Management Services, Inc. and Katin Radiation Therapy, P.A. (incorporated herein by reference to Exhibit 10.52 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010), and Addendum to Administrative Services Agreement, dated January 1, 2011, between Maryland Radiation Therapy Management Services, LLC and Katin Radiation Therapy, P.A.
10.53
Professional Services Agreement, dated January 1, 2005, between Berlin Radiation Therapy Treatment Center, LLC and Katin Radiation Therapy, P.A., incorporated herein by reference to Exhibit 10.53 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.54
Independent Contractor Agreement, dated October 18, 2005, between Katin Radiation Therapy, P.A. and Ambergris, LLC, incorporated herein by reference to Exhibit 10.54 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.55
Administrative Services Agreement, dated August 1, 2003, as amended by that certain Amendment to Administrative Services Agreement, dated January 1, 2005, between California Radiation Therapy Management Services, Inc. and 21st Century Oncology of California, a Medical Corporation, incorporated herein by reference to Exhibit 10.55 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.56
Management Services Agreement, dated May 1, 2006, between 21st Century Oncology of California, a Medical Corporation and California Radiation Therapy Management Services, Inc., as successor by assignment pursuant to that certain Assignment and Assumption Agreement, dated May 1, 2006, between California Radiation Therapy Management Services, Inc. and LHA, Inc., as amended by that certain Addendum to Management Services Agreement, dated August 1, 2006, Second Amendment to Management Services Agreement, dated November 1, 2006, and Third Addendum to Management Services Agreement, dated August 1, 2007, for premises in Palm Desert, Santa Monica and Beverly Hills, California, incorporated herein by reference to Exhibit 10.56 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.57	Facilities and Management Services Agreement, dated October 13, 2008, among 21st Century Oncology—CHW, LLC, 21st Century Oncology of California, A Medical Corporation and Redding Radiation Oncologists, P.C., incorporated herein by reference to Exhibit 10.57 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.58
Five Party Agreement, dated May 5, 2009, among Central Massachusetts Comprehensive Cancer Center, LLC, Harrington Memorial Hospital, Inc., Theriac Enterprises of Harrington, LLC, Bank of America, N.A., and Alliance Oncology, LLC, incorporated herein by reference to Exhibit 10.58 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.59
Management Services Agreement, dated June 1, 2005, as amended by that certain Addendum, dated January 1, 2006, between New England Radiation Therapy Management Services, Inc. and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.59 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.60
Professional Services Agreement, dated January 1, 2009, between Radiosurgery Center of Rhode Island, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.60 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.61
Radiation Therapy Services Agreement, dated as of January 1, 2010, between South County Radiation Therapy, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.61 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.62
Radiation Therapy Services Agreement, dated as of January 1, 2010 between Southern New England Regional Cancer Center, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.62 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.63
Transition Agreement and Stock Pledge, dated 2008, among 21st Century Oncology—CHW, LLC, Redding Radiation Oncologists, P.C. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.63 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.64
Transition Agreement and Stock Pledge, dated August 2007, among American Consolidated Technologies, LLC, RADS, PC Oncology Professionals and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.64 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.65
Transition Agreement and Stock Pledge, dated August 2007, among Phoenix Management Company, LLC, American Oncologic Associates of Michigan, P.C. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.63 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.66
Transition Agreement and Stock Pledge, dated August 2007, among Phoenix Management Company, LLC, X-Ray Treatment Center, P.C. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.66 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.67	Transition Agreement and Stock Pledge, dated June 1, 2005, among New England Radiation Therapy Management Services, Inc., Massachusetts Oncology Services, P.C., Daniel E. Dosoretz, M.D. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.67 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.68
Transition Agreement and Stock Pledge, dated September 3, 2003, among California Radiation Therapy Management Services, Inc., 21st Century Oncology of California, A Medical Corporation and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.68 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.69
Transition Agreement and Stock Pledge, dated August 1, 2002, among North Carolina Radiation Therapy Management Services, LLC f/k/a North Carolina Radiation Therapy Management Services, Inc., Radiation Therapy Associates of Western North Carolina, P.A. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.69 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.70
Healthcare Professional Liability Claims Made and Healthcare General Liability Occurrence Insurance Policy, for the policy period from October 14, 2009 to October 14, 2010, issued by Batan Insurance Company SPC, LTD to Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.70 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.71
Excess Physician Professional Liability Insurance Policy, for the policy period from October 14, 2009 to October 14, 2010, issued by Batan Insurance Company SPC, LTD on behalf of RTSI Segregated Portfolio to Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.71 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.72
Excess Professional Physician and General Liability Insurance Policy, Claims Made and Reported Coverage, for the policy period from October 14, 2009 to October 14, 2010, issued by Batan Insurance Company SPC, LTD on behalf of RTSI Segregated Portfolio to Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.72 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.73
Physician Professional Liability Insurance Policy, the policy period from October 14, 2009 to October 14, 2010, issued by National Medical Professional Risk Retention Group, Inc. to Radiation Therapy Services, Inc./21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.73 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.74
Executive Employment Agreement, dated effective as of February 21, 2008, between Radiation Therapy Services, Inc. and Daniel E. Dosoretz, incorporated herein by reference to Exhibit 10.74 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.75
Physician Employment Agreement, dated February 21, 2008, between Daniel E. Dosoretz, M.D. and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.75 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+

Exhibit Number	Description
10.76	Executive Employment Agreement, dated effective as of February 8, 2010, between Radiation Therapy Services, Inc. and Kerrin E. Gillespie, incorporated herein by reference to Exhibit 10.76 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.77
Executive Employment Agreement, dated effective as of February 21, 2008, between Radiation Therapy Services, Inc. and James H. Rubenstein, M.D., incorporated herein by reference to Exhibit 10.77 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.78
Executive Employment Agreement, dated effective as of February 21, 2008, as amended by that certain Amendment to Executive Employment Agreement, dated December 15, 2008 (incorporated herein by reference to Exhibit 10.78 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010) and Second Amendment to Executive Employment Agreement, dated February 2, 2011, between Radiation Therapy Services, Inc. and Norton Travis.+
10.79
Executive Employment Agreement, dated effective as of February 21, 2008, between Radiation Therapy Services, Inc. and Howard Sheridan, incorporated herein by reference to Exhibit 10.79 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.80
Physician Employment Agreement, dated effective as of July 1, 2003, as amended by that certain Amendment to Physician Employment Agreement, dated January 1, 2006, Second Amendment to Physician Employment Agreement, dated October 1, 2006, and Third Amendment to Physician Employment Agreement, dated January 1, 2007, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Constantine A. Mantz, M.D., incorporated herein by reference to Exhibit 10.80 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.81
Physician Employment Agreement, dated effective as of January 1, 2002, as amended by that certain First Amendment to Physician Employment Agreement, dated effective as of July 1, 2002, Second Amendment to Physician Employment Agreement, dated effective as of March 24, 2007, and Third Amendment to Physician Employment Agreement, dated effective as of November 11, 2009, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Eduardo Fernandez, M.D., incorporated herein by reference to Exhibit 10.81 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.82
Physician Employment Agreement, dated February 21, 2008, as amended by that certain Amendment to Physician Employment Agreement, dated February 1, 2010, between James H. Rubenstein, M.D. and 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.82 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.83
Physician Sharing Agreement, dated effective as of August 1, 2003, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Radiation Therapy Associates of Western North Carolina, P.A., incorporated herein by reference to Exhibit 10.83 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.84	Personal and Services Agreement, dated effective as of December 1, 2004, between Imaging Initiatives, Inc and 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.84 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.85
Business Operations and Support Agreement, dated July 20, 1999, as amended by that certain Amendment to Business Operations and Support Agreement, dated November 15, 2006, by and between Phoenix Management Company, LLC and X-Ray Treatment Center, P.C., incorporated herein by reference to Exhibit 10.85 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.86
Business Operations and Support Agreement, dated August 19, 2000, as amended by that certain Amendment to Business Operations and Support Agreement, dated November 15, 2006, by and between American Consolidated Technologies, LLC and RADS, P.C. Oncology Professionals, incorporated herein by reference to Exhibit 10.86 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.87
Business Operations and Support Agreement, dated August 19, 2000, as amended by that certain Amendment to Business Operations and Support Agreement, dated November 15, 2006, by and between Phoenix Management Company, LLC, as successor by merger of Pontiac Investment Associates, a Michigan Partnership and American Oncologic Associates of Michigan, P.C., incorporated herein by reference to Exhibit 10.87 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.88
Physician Sharing Agreement, dated as of October 1, 2006, between Katin Radiation Therapy, P.A. and 21st Century Oncology of Harford County, Maryland, LLC, incorporated herein by reference to Exhibit 10.88 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.89
Radiation Therapy Services Agreement, dated effective as of February 1, 2007, between Roger Williams Radiation Therapy, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.89 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.90
Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC, dated March 25, 2008, incorporated herein by reference to Exhibit 10.90 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.91
Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), incorporated herein by reference to Exhibit 10.91 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.92
Supplement No. 1, dated as of June 6, 2008, between Jacksonville Radiation Therapy Services, Inc. and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.92 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.93	Supplement No. 2, dated as of April 22, 2010, between Phoenix Management Company, LLC and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.93 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.94
Supplement No. 3, dated as of June 24, 2010, between Carolina Regional Cancer Center, LLC and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.94 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.95
Supplement No. 4, dated as of June 24, 2010, between Atlantic Urology Clinics, LLC and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.95 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.96
Supplement No. 5, dated as of September 30, 2010, between Derm-Rad Investment Company, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.96 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.97
Supplement No. 6, dated as of September 30, 2010, between 21st Century Oncology of Pennsylvania, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.97 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.98
Supplement No. 7, dated as of September 30, 2010, between Gettysburg Radiation, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.98 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.99
Supplement No. 8, dated as of September 30, 2010, between Carolina Radiation and Cancer Treatment Center, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.99 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.100	Supplement No. 9, dated as of September 30, 2010, between 21st Century Oncology of Kentucky, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.100 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.101
Supplement No. 10, dated as of September 30, 2010, between New England Radiation Therapy Management Services, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.101 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.102
Supplement No. 11, dated as of September 30, 2010, between Radiation Therapy School for Radiation Therapy Technology, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.102 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.103
Form of Indemnification Agreement (Directors and/or Officers), incorporated herein by reference to Exhibit 10.103 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.104
Amendment No. 1, dated as of November 24, 2010, to the Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC, dated March 25, 2008, incorporated herein by reference to Exhibit 10.104 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.105
Commitment Letter, dated January 10, 2011, by and between DDJ Capital Management, LLC and Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.105 to Radiation Therapy Services Holdings, Inc.'s 8-K filing on January 24, 2011.
10.106
Amended and Restated Radiation Therapy Investments, LLC 2008 Unit Award Plan, adopted on February 21, 2008, as amended and restated on March 1, 2011, , incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 4, 2011.
10.107
Membership Interest Purchase Agreement, dated as of March 1, 2011, by and among Radiation Therapy Services International, Inc., Main Film B.V., Radiation Therapy Services, Inc., Radiation Therapy Investments, LLC, Alejandro Dosoretz, and Claudia Elena Kaplan Browntein de Dosoretz, incorporated herein by reference to Exhibit 10.1 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.108
Membership Interest Purchase Agreement, dated as of March 1, 2011, by and among Radiation Therapy Services International, Inc., Main Film B.V., Bernardo Dosoretz, and Eduardo Chehtman, incorporated herein by reference to Exhibit 10.2 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.

Exhibit Number	Description
10.109	Membership Interest Purchase Agreement, dated as of March 1, 2011, by and among Radiation Therapy Services International, Inc., Radiation Therapy Services, Inc., Radiation Therapy Investments, LLC, Bernardo Dosoretz and Eduardo Chehtman, incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.110
Contribution Agreement, dated March 1, 2011, by and between Radiation Therapy Investments, LLC and Alejandro Dosoretz, incorporated herein by reference to Exhibit 10.4 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.111
Registration Rights Agreement, dated March 1, 2011, by and among Radiation Therapy Services, Inc., the guarantors party thereto and the purchasers named in Schedule II thereto, incorporated herein by reference to Exhibit 10.5 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.112
Registration Rights Agreement, dated March 1, 2011, by and among Radiation Therapy Services, Inc., the guarantors party thereto and Bernardo Dosoretz, incorporated herein by reference to Exhibit 10.6 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.113
Supplement No. 12, dated as of March 31, 2011 between Aurora Technology Development, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.113 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
10.114
Amendment Agreement, dated as of September 29, 2011, among Radiation Therapy Services, Inc. (as successor to RTS Merger Co., Inc.), Radiation Therapy Services Holdings, Inc., the Subsidiaries of the Borrower identified as "Subsidiary Guarantors" on the signature pages thereto, the Lenders signatory thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders, incorporated by reference to Exhibit 10.1 to Radiation Therapy Services Holdings, Inc.'s Current Report on Form 8-K filed on October 3, 2011.
10.115
Incremental Amendment, dated as of September 30, 2011, among Radiation Therapy Services, Inc., a Florida corporation (as successor to RTS Merger Co., Inc.), Radiation Therapy Services Holdings, Inc., the Subsidiaries identified as "Subsidiary Guarantors" on the signature pages thereto, SunTrust Bank, as the incremental revolving lender, and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders, incorporated by reference to Exhibit 10.2 to Radiation Therapy Services Holdings, Inc.'s Current Report on Form 8-K filed on October 3, 2011.
12.1
Statement Re: Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.
14.1	Code of Ethics, incorporated herein by reference to Exhibit 14.1 to Radiation Therapy Services Holdings, Inc.'s Form 10-K filed on March 11, 2011.
21.1	Subsidiaries of Registrant, incorporated by reference to Exhibit 21.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm, incorporated by reference to Exhibit 23.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.
23.2	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (Included on the signature pages of Radiation Therapy Services, Inc.'s Registration Statement Form S-4 filed on September 2, 2011 and incorporated herein by reference).
25.1	Statement of Trustee Eligibility, incorporated by reference to Exhibit 25.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.
99.1	Letter of Transmittal, incorporated by reference to Exhibit 99.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

+
Management contracts and compensatory plans and arrangements.

Item 22.    Undertakings. The undersigned registrants hereby undertake:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (e)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (f)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (g)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

        (h)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

RADIATION THERAPY SERVICES, INC. (Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President, Chief Executive Officer and Director	November 8, 2011
	/s/ BRYAN J. CAREY Bryan J. Carey	Director and Interim Senior Vice President and Chief Financial Officer	November 8, 2011
	/s/ JOSEPH BISCARDI Joseph Biscardi	Controller and Chief Accounting Officer	November 8, 2011
	* Anil Shrivastava	Director	November 8, 2011
	* James L. Elrod, Jr.	Director	November 8, 2011
	* Erin L. Russell	Director	November 8, 2011
	* James H. Rubenstein, M.D.	Director	November 8, 2011
*By:	/s/ BRYAN J. CAREY
Bryan J. Carey as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
(Registrant)
By:	/s/ BRYAN J. CAREY
Name:	Bryan J. Carey
Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President, Chief Executive Officer and Director	November 8, 2011
	/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
	/s/ JOSEPH BISCARDI Joseph Biscardi	Assistant Treasurer	November 8, 2011
	* James H. Rubenstein, M.D.	Director and Secretary	November 8, 2011
	* Howard Sheridan, M.D.	Director	November 8, 2011
*By:	/s/ BRYAN J. CAREY
Bryan J. Carey as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.		Chairman, President and Chief Executive Officer	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey		Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi		Assistant Treasurer	November 8, 2011
* Ricardo Andisco		Director	November 8, 2011
*By:	/s/ BRYAN J. CAREY
Bryan J. Carey as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

21ST CENTURY ONCOLOGY OF ALABAMA, LLC.
21ST CENTURY ONCOLOGY, LLC
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date
	/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President, Chief Executive Officer and Manager	November 8, 2011
	/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
	/s/ JOSEPH BISCARDI Joseph Biscardi	Assistant Treasurer	November 8, 2011
	* James H. Rubenstein, M.D.	Manager and Secretary	November 8, 2011
	* Howard Sheridan, M.D.	Manager	November 8, 2011
* By:	/s/ BRYAN J. CAREY
Bryan J. Carey
as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President and Chief Executive Officer	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi	Assistant Treasurer	November 8, 2011
Member:
Maryland Radiation Therapy
Management Services, LLC
/s/ BRYAN J. CAREY Bryan J. Carey	Vice President	November 8, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
PHOENIX MANAGEMENT COMPANY, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President and Chief Executive Officer	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi	Assistant Treasurer	November 8, 2011
Member:
Michigan Radiation Therapy
Management Services, Inc.
/s/ BRYAN J. CAREY Bryan J. Carey	Vice President	November 8, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
DERM-RAD INVESTMENT COMPANY, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President and Chief Executive Officer	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi	Assistant Treasurer	November 8, 2011
Member:
Radiation Therapy Services, Inc.
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Senior Vice President and Chief Financial Officer	November 8, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.		President, Chief Executive Officer and Director	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey		Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi		Assistant Treasurer	November 8, 2011
* James H. Rubenstein, M.D.		Director and Secretary	November 8, 2011
* Howard Sheridan, M.D.		Director	November 8, 2011
*By:	/s/ BRYAN J. CAREY Bryan J. Carey as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
ATLANTIC UROLOGY CLINICS, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.		President, Chief Executive Officer and Manager	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey		Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi		Assistant Treasurer	November 8, 2011
* Michael J. Katin		Manager	November 8, 2011
*By:	/s/ BRYAN J. CAREY Bryan J. Carey as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

AURORA TECHNOLOGY DEVELOPMENT, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.		President, Chief Executive Officer and Manager	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey		Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi		Assistant Treasurer	November 8, 2011
* Michael J. Katin		Manager	November 8, 2011
*By:	/s/ BRYAN J. CAREY Bryan J. Carey as attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

GETTYSBURG RADIATION, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President and Chief Executive Officer	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi	Controller	November 8, 2011
Manager:
21ST Century Oncology of
Pennsylvania, Inc.
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC
(Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President, Chief Executive Officer and Director	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi	Assistant Treasurer	November 8, 2011
* James H. Rubenstein, M.D.	Director and Secretary	November 8, 2011
* Howard Sheridan, M.D.	Director	November 8, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

RADIATION THERAPY SERVICES HOLDINGS, INC.
(Registrants)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	Director and Chief Exectuve Officer	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Senior Vice President and Chief Financial Officer	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi	Controller and Chief Accounting Officer	November 8, 2011
* Anil Shrivastava	Director	November 8, 2011
* James L. Elrod, Jr.	President and Director	November 8, 2011
* Erin L. Russell	Vice President and Director	November 8, 2011
* James H. Rubenstein, M.D.	Director	November 8, 2011

*By:	/s/ BRYAN J. CAREY Bryan J. Carey as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on November 8, 2011.

21st Century Oncology Services, Inc. (Registrant)
By:	/s/ BRYAN J. CAREY
	Name:	Bryan J. Carey
	Title:	Interim Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Bryan J. Carey, Joseph Biscardi and Dennis Humble and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President, Chief Executive Officer and Director	November 8, 2011
/s/ BRYAN J. CAREY Bryan J. Carey	Interim Vice President	November 8, 2011
/s/ JOSEPH BISCARDI Joseph Biscardi	Assistant Treasurer	November 8, 2011
/s/ JAMES H. RUBENSTEIN, M.D. James H. Rubenstein, M.D.	Director	November 8, 2011
/s/ HOWARD SHERIDAN, M.D. Howard Sheridan, M.D.	Director	November 8, 2011

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement, dated as of March 1, 2011, among Radiation Therapy Services, Inc., the guarantors named therein and the several purchasers named in Schedule I thereto, incorporated herein by reference to Exhibit 1.1 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
2.1
Membership Interest Purchase Agreement, dated January 1, 2009, among Radiation Therapy Services International, Inc., Medical Developers, LLC, Lisdey, S.A., Alejandro Dosoretz and Bernardo Dosoretz, for the purchase of membership interests in Medical Developers, LLC, incorporated herein by reference to Exhibit 2.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.*
2.2
Stock Purchase Agreement, dated as of April 1, 2010, by and among 21st Century Oncology of South Carolina, LLC, R. Steven Bass, M.D., Paul Goetowski, M.D. and Todd Williams, M.D. concerning the purchase of all of the outstanding capital stock of Carolina Regional Cancer Center, P.A., incorporated herein by reference to Exhibit 2.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.1
Amended and Restated Articles of Incorporation of Radiation Therapy Services, Inc. (as successor to RTS MergerCo, Inc.), incorporated herein by reference to Exhibit 3.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.2
Bylaws of Radiation Therapy Services, Inc. (as successor to RTS MergerCo, Inc.), incorporated herein by reference to Exhibit 3.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.3
Certificate of Incorporation of Radiation Therapy Services Holdings, Inc., incorporated herein by reference to Exhibit 3.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.4
Certificate of Amendment of the Certificate of Incorporation of Radiation Therapy Services Holdings, Inc., incorporated herein by reference to Exhibit 3.4 to Radiation Therapy Services Holdings, Inc.'s Form 10-K filed on March 11, 2011.
3.5
Bylaws of Radiation Therapy Services Holdings, Inc., incorporated herein by reference to Exhibit 3.5 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.6
Articles of Organization of 21st Century Oncology of Alabama, LLC, incorporated herein by reference to Exhibit 3.5 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.7
Operating Agreement of 21st Century Oncology of Alabama, LLC, incorporated herein by reference to Exhibit 3.6 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.8
Articles of Incorporation of California Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.7 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.9
By-Laws of California Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.8 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.10	Articles of Incorporation of 21st Century Oncology of Jacksonville, Inc., incorporated herein by reference to Exhibit 3.9 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.11
By-Laws of 21st Century Oncology of Jacksonville, Inc., incorporated herein by reference to Exhibit 3.10 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.12
Articles of Incorporation of Devoto Construction of Southwest Florida, Inc., incorporated herein by reference to Exhibit 3.11 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.13
Bylaws of Devoto Construction of Southwest Florida, Inc., incorporated herein by reference to Exhibit 3.12 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.14
Certificate of Incorporation of Radiation Therapy Services International, Inc., incorporated herein by reference to Exhibit 3.13 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.15
By-Laws of Radiation Therapy Services International, Inc., incorporated herein by reference to Exhibit 3.14 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.16
Articles of Incorporation of 21st Century Oncology Management Services, Inc., incorporated herein by reference to Exhibit 3.15 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.17
By-Laws of 21st Century Oncology Management Services, Inc., incorporated herein by reference to Exhibit 3.16 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.18
Articles of Incorporation of Jacksonville Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.17 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.19
Bylaws of Jacksonville Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.18 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.20
Articles of Organization of Financial Services of Southwest Florida, LLC, incorporated herein by reference to Exhibit 3.19 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.21
Operating Agreement of Financial Services of Southwest Florida, LLC, incorporated herein by reference to Exhibit 3.20 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.22
Articles of Organization of 21st Century Oncology, LLC, incorporated herein by reference to Exhibit 3.21 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.23	Operating Agreement of 21st Century Oncology, LLC, incorporated herein by reference to Exhibit 3.22 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.24
Articles of Organization of 21st Century Oncology of Harford County, Maryland LLC, incorporated herein by reference to Exhibit 3.23 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.25	Operating Agreement of 21st Century Oncology of Harford County, Maryland LLC, incorporated herein by reference to Exhibit 3.24 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.26
Articles of Organization of Berlin Radiation Therapy Treatment Center, LLC, incorporated herein by reference to Exhibit 3.25 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.27
Operating Agreement of Berlin Radiation Therapy Treatment Center, LLC, incorporated herein by reference to Exhibit 3.26 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.28
Articles of Organization of 21st Century Oncology of Prince Georges County, Maryland, LLC, incorporated herein by reference to Exhibit 3.27 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.29
Operating Agreement of 21st Century Oncology of Prince Georges County, Maryland, LLC, incorporated herein by reference to Exhibit 3.28 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.30
Articles of Organization of Maryland Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.29 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.31
Operating Agreement of Maryland Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.30 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.32
Articles of Organization and Certificate of Conversion of American Consolidated Technologies, LLC, incorporated herein by reference to Exhibit 3.31 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.33
Operating Agreement of American Consolidated Technologies, LLC, incorporated herein by reference to Exhibit 3.32 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.34
Articles of Incorporation of Michigan Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.33 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.35
By-Laws of Michigan Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.34 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.36
Articles of Incorporation of Nevada Radiation Therapy Management Services, Incorporated, incorporated herein by reference to Exhibit 3.35 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.37
Bylaws of Nevada Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.36 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.38
Certificate of Incorporation of 21st Century Oncology of New Jersey, Inc., incorporated herein by reference to Exhibit 3.37 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.39
By-Laws of 21st Century Oncology of New Jersey, Inc., incorporated herein by reference to Exhibit 3.38 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.40	Certificate of Incorporation of New York Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.39 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.41
By-Laws of New York Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.40 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.42
Articles of Organization of North Carolina Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.41 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.43
Operating Agreement of North Carolina Radiation Therapy Management Services, LLC, incorporated herein by reference to Exhibit 3.42 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.44
Articles of Organization of 21st Century Oncology of South Carolina, LLC, incorporated herein by reference to Exhibit 3.43 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.45
Operating Agreement of 21st Century Oncology of South Carolina, LLC, incorporated herein by reference to Exhibit 3.44 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.46
Articles of Incorporation of West Virginia Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.45 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.47
Bylaws of West Virginia Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 3.46 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.48
Articles of Organization of Phoenix Management Company, LLC, incorporated herein by reference to Exhibit 3.47 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.49
Operating Agreement of Phoenix Management Company, LLC, incorporated herein by reference to Exhibit 3.48 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.50
Articles of Incorporation of Carolina Regional Cancer Center, Inc., incorporated herein by reference to Exhibit 3.49 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.51
Amended and Restated By-Laws of Carolina Regional Cancer Center, Inc., incorporated herein by reference to Exhibit 3.50 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.52
Articles of Organization of Atlantic Urology Clinics, LLC, incorporated herein by reference to Exhibit 3.51 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.53
Amended and Restated Operating Agreement of Atlantic Urology Clinics, LLC, incorporated herein by reference to Exhibit 3.52 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.54
Articles of Organization of Derm-Rad Investment Company, LLC, incorporated herein by reference to Exhibit 3.53 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.55	Operating Agreement of Derm-Rad Investment, LLC, incorporated herein by reference to Exhibit 3.54 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.56
Articles of Incorporation of 21st Century Oncology of Pennsylvania, Inc., incorporated herein by reference to Exhibit 3.55 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.57
By-Laws of 21st Century Oncology of Pennsylvania, Inc., incorporated herein by reference to Exhibit 3.56 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.58
Certificate of Organization of Gettysburg Radiation, LLC, incorporated herein by reference to Exhibit 3.57 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.59
Amended and Restated Operating Agreement of Gettysburg Radiation, LLC, incorporated herein by reference to Exhibit 3.58 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.60
Amended and Restated Articles of Incorporation of Carolina Radiation and Cancer Treatment Center, Inc., incorporated herein by reference to Exhibit 3.59 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.61
By-Laws of Carolina Radiation and Cancer Treatment Center, Inc., incorporated herein by reference to Exhibit 3.60 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.62
Articles of Organization of 21st Century Oncology of Kentucky, LLC, incorporated herein by reference to Exhibit 3.61 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.63
Operating Agreement of 21st Century Oncology of Kentucky, LLC, incorporated herein by reference to Exhibit 3.62 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.64
Articles of Organization of New England Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.63 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.65
By-Laws of New England Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.64 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.66
Articles of Incorporation of Radiation Therapy School for Radiation Therapy Technology, Inc., incorporated herein by reference to Exhibit 3.65 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.67
Bylaws of Radiation Therapy School for Radiation Therapy Technology, Inc., incorporated herein by reference to Exhibit 3.66 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.68
Articles of Incorporation of Arizona Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.67 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
3.69
Bylaws of Arizona Radiation Therapy Management Services, Inc., incorporated herein by reference to Exhibit 3.68 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
3.70	Certificate of Formation of Aurora Technology Development, LLC, incorporated herein by reference to Exhibit 3.70 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
3.71
Operating Agreement of Aurora Technology Development, LLC, incorporated herein by reference to Exhibit 3.71 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
3.72	Certificate of Incorporation of 21st Century Oncology Services, Inc.
3.73	By-laws of 21st Century Oncology Services, Inc.
4.1
Registration Rights Agreement, dated April 20, 2010, by and among Radiation Therapy Services, Inc., the guarantors named therein as guarantors, Wells Fargo Securities, LLC, Barclays Capital Inc., Banc of America Securities LLC, Daiwa Capital Markets America, Inc. and Fifth Third Securities, Inc., incorporated herein by reference to Exhibit 4.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
4.2
Indenture, dated April 20, 2010, by and among Radiation Therapy Services, Inc., each guarantor named therein as guarantors and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
4.3
First Supplemental Indenture, dated as of June 24, 2010, by and among Phoenix Management Company, LLC, Carolina Regional Cancer Center, LLC, Atlantic Urology Clinics, LLC, Radiation Therapy Services, Inc., each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
4.4
Second Supplemental Indenture, dated as of September 29, 2010, by and Derm-Rad Investment Company, LLC, 21st Century Oncology of Pennsylvania, Inc., Gettysburg Radiation, LLC, Carolina Radiation and Cancer Treatment Center, Inc., 21st Century Oncology of Kentucky, LLC, New England Radiation Therapy Management Services, Inc. and Radiation Therapy School for Radiation Therapy Technology, Inc., Radiation Therapy Services, Inc., each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.4 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
4.5
Third Supplemental Indenture, dated as of March 1, 2011, by and among Radiation Therapy Services, Inc. each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.1 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
4.6	Form of Notes, incorporated herein by reference to Exhibit 4.2 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
4.7
Fourth Supplemental Indenture, dated as of March 30, 2011, by and among Aurora Technology Development, LLC, Radiation Therapy Services, Inc. each other then existing guarantor named therein and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.7 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
4.8
Fifth Supplemental Indenture, dated as of September 30, 2011 by and among Radiation Therapy Services, Inc., 21st Century Oncology Services, Inc., each other then existing guarantor named therein and Wells Fargo Bank, National Association.
5.1	Opinion of Kirkland & Ellis LLP

Exhibit Number	Description
10.1	Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.2
Amendment No. 1, dated August 15, 2008, to the Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.2 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.3
Amendment No. 2, dated April 1, 2010, to the Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.4
Incremental Amendment, dated April 22, 2010, to the Credit Agreement dated February 21, 2008, by and among the Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein and Barclays Bank PLC, as Incremental Revolving Lender, incorporated herein by reference to Exhibit 10.4 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.5
Incremental Amendment, dated April 22, 2010, to the Credit Agreement dated February 21, 2008, by and among the Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein and Bank of America, N.A., as Incremental Revolving Lender, incorporated herein by reference to Exhibit 10.5 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.6
Waiver and Amendment No. 3, dated May 3, 2010, to the Credit Agreement, dated February 21, 2008, by and among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the subsidiaries of Radiation Therapy Services, Inc. identified therein as the guarantors, the institutions from time to time party thereto as lenders, Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), in its capacity as administrative agent for the lenders thereto and the other agents and arrangers named therein, incorporated herein by reference to Exhibit 10.6 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.7	Management Agreement, dated February 21, 2008, among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., Radiation Therapy Investments, LLC and Vestar Capital Partners, Inc., incorporated herein by reference to Exhibit 10.7 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.8
Amended and Restated Securityholders Agreement, dated March 25, 2008, by and among Radiation Therapy Investments, LLC and the other Securityholders party thereto, incorporated herein by reference to Exhibit 10.8 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.9
Form of Management Stock Contribution and Unit Subscription Agreement (Preferred Units and Class A Units), incorporated herein by reference to Exhibit 10.9 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.10
Management Stock Contribution and Unit Subscription Agreement (Preferred Units and Class A Units), dated February 21, 2008, by and between Radiation Therapy Investments, LLC and Daniel E. Dosoretz, incorporated herein by reference to Exhibit 10.10 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.11
Form of Management Unit Subscription Agreement (Class B Units and Class C Units), incorporated herein by reference to Exhibit 10.11 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.12
Purchase and Sale Agreement, dated September 30, 2008, among Nationwide Health Properties, Inc., 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., Maryland Radiation Therapy Management Services, LLC f/k/a Maryland Radiation Therapy Management Services, Inc., Phoenix Management Company, LLC and American Consolidated Technologies, LLC for certain properties located in Florida, Maryland and Michigan, incorporated herein by reference to Exhibit 10.12 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.13
Master Lease, dated September 30, 2008, among Nationwide Health Properties, Inc., 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., Maryland Radiation Therapy Management Services, LLC f/k/a Maryland Radiation Therapy Management Services, Inc., Phoenix Management Company, LLC and American Consolidated Technologies, LLC for certain facilities located in Florida, Maryland and Michigan, incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.14
Master Lease, dated March 31, 2010, as amended by that certain First Amendment to Master Lease, dated April 15, 2010, among Theriac Rollup, LLC, and its wholly-owned subsidiaries as Landlord and Arizona Radiation Therapy Management Services, Inc., 21st Century Oncology, LLC, 21st Century Oncology Management Services, Inc., 21st Century Oncology of El Segundo, LLC, 21st Century Oncology of Kentucky, LLC, Nevada Radiation Therapy Management Services, Inc., West Virginia Radiation Therapy Services, Inc., 21st Century Oncology of New Jersey, Inc., Central Massachusetts Comprehensive Cancer Center, LLC, Jacksonville Radiation Therapy Services, Inc., 21st Century Oncology of Jacksonville, Inc., California Radiation Therapy Management Services, Inc. and Palms West Radiation Therapy, LLC, collectively as Tenant for certain facilities located in Arizona, California, Florida, Kentucky, Massachusetts, New Jersey, Nevada and West Virginia, as guaranteed by Radiation Therapy Services, Inc, incorporated herein by reference to Exhibit 10.14 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.15	Lease, dated December 29, 2009, between Theriac Enterprises of Peoria, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Peoria, Arizona, incorporated herein by reference to Exhibit 10.15 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.16
Lease, dated December 29, 2009, between Theriac Enterprises of Gilbert, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Gilbert, Arizona, incorporated herein by reference to Exhibit 10.16 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.17
Lease, dated December 29, 2009, between Theriac Enterprises of Rancho Mirage, LLC and California Radiation Therapy Management Services, Inc., for premises in Rancho Mirage, California, incorporated herein by reference to Exhibit 10.17 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.18
Lease, dated December 29, 2009, between Theriac Enterprises of Bradenton, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Lakewood Ranch, Florida, incorporated herein by reference to Exhibit 10.18 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.19
Lease, dated December 29, 2009, between Theriac Enterprises of Hammonton, LLC and 21st Century Oncology of New Jersey, Inc., for premises in Hammonton, New Jersey, incorporated herein by reference to Exhibit 10.19 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.20
Lease, dated effective December 11, 2008, between Theriac Enterprises of Jacksonville, LLC and 21st Century Oncology of Jacksonville, Inc., for premises in Jacksonville, Florida, incorporated herein by reference to Exhibit 10.20 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.21
Master Lease Agreement, dated December 21, 2010, between Theriac Rollup 2, LLC and West Virginia Radiation Therapy Services, Inc. for premises in Princeton, West Virginia, incorporated herein by reference to Exhibit 10.21 to Radiation Therapy Services Holdings, Inc.'s Form 10-K filed on March 11, 2011.
10.22
Lease Agreement, dated September 16, 2008, as amended by that certain Second Amendment to Lease, effective July 1, 2008, and Third Amendment to Lease, dated December 31, 2009, between Theriac Enterprises of Harrington, LLC and Central Massachusetts Comprehensive Cancer Center, LLC, for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.22 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.23
Ground Lease, dated September 15, 2008, between Harrington Memorial Hospital, Inc. and Central Massachusetts Comprehensive Cancer Center, LLC, for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.23 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.24
Construction Sublease, dated September 16, 2008, among Harrington Memorial Hospital, Inc., Central Massachusetts Comprehensive Cancer Center, LLC and Theriac Enterprises of Harington, LLC, for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.24 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.25
Lease, dated September 16, 2008, between Theriac Enterprises of Harington, LLC and Harrington Memorial Hospital, Inc., for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.25 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.26	Blanket Amendment to Leases, dated effective May 5, 2008, amending the: (i) Ground Lease between Harrington Memorial Hospital, Inc. and Central Massachusetts Comprehensive Cancer Center, LLC, (ii) Construction Sublease, among Harrington Memorial Hospital, Inc., Central Massachusetts Comprehensive Cancer Center, LLC and Theriac Enterprises of Harington, LLC, (iii) Lease, between Central Massachusetts Comprehensive Cancer Center, LLC and Theriac Enterprises of Harington, LLC, and (iv) Lease, between Theriac Enterprises of Harington, LLC and Harrington Memorial Hospital, Inc., for premises in Southbridge, Massachusetts, incorporated herein by reference to Exhibit 10.26 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.27
Lease Agreement, dated August 21, 2007, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Theriac Enterprises of Scottsdale, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Scottsdale, Arizona, incorporated herein by reference to Exhibit 10.27 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.28
Lease, dated October 4, 1996, as amended by that certain First Amendment to Lease, dated December 31, 2009, between 445 Partners, LLC and North Carolina Radiation Enterprises, LLC, for premises in Asheville, North Carolina, incorporated herein by reference to Exhibit 10.28 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.29
Lease Agreement effective July 1, 1987, between Kyle, Sheridan & Thorn Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., as successor in interest to Katin, Dosoretz Radiation Therapy Associates, P.A., for premises in Ft. Myers, Florida, incorporated herein by reference to Exhibit 10.29 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.30
Lease, dated December 3, 1999, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Henderson Radiation Associates and Nevada Radiation Therapy Management Services, Inc., for premises in Henderson, Nevada, incorporated herein by reference to Exhibit 10.30 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.31
Lease, dated August 1, 2007, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Nevada Radiation Enterprises, LLC and Nevada Radiation Therapy Management Services, Inc., for premises in Las Vegas, Nevada, incorporated herein by reference to Exhibit 10.31 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.32
Lease, dated December 31, 1999, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Tamarac Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Tamarac, Florida, incorporated herein by reference to Exhibit 10.32 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.33
Lease, dated January 1, 2001, as amended by that certain First Amendment to Lease, dated December 3, 2009, between Bonita Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Bonita Springs, Florida, incorporated herein by reference to Exhibit 10.33 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.34
Lease Agreement, dated May 21, 2001, between Fort Walton Radiation Associates, LLP and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Fort Walton Beach, Florida, incorporated herein by reference to Exhibit 10.34 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.35	Lease Agreement, dated January 18, 2005, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Fort Walton Beach Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Fort Walton Beach, Florida, incorporated herein by reference to Exhibit 10.35 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.36
Lease Agreement, dated November 17, 2000, as amended by that certain First Amendment to Lease, dated December 31, 2009, between West Palm Radiation Associates, LLC and Palms West Radiation Associates, LLC, for premises in Palm Beach County, Florida, incorporated herein by reference to Exhibit 10.36 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.37
Lease, dated May 1, 2002, between Bradenton Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., as amended by that certain First Amendment to Lease, dated December 31, 2009, for premises in Bradenton, Florida, incorporated herein by reference to Exhibit 10.37 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.38
Lease Agreement, dated October 1, 2002, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Plantation Radiation Associates, for premises in Plantation, Florida, incorporated herein by reference to Exhibit 10.38 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.39
Lease Agreement, dated January 21, 2003, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Yonkers Radiation Enterprises, LLC and New York Radiation Therapy Management Services, Incorporated, for premises in Yonkers, New York, incorporated herein by reference to Exhibit 10.39 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.40
Lease, dated February 1, 2003, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Lehigh Radiation Associates and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Lehigh Acres, Florida, incorporated herein by reference to Exhibit 10.40 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.41
Lease, dated November 19, 2003, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Destin Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Santa Rosa Beach, Florida, incorporated herein by reference to Exhibit 10.41 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.42
Sublease agreement dated October 21, 1999 between Radiation Therapy Services, Inc. and Westchester MRI Specialists, P.C, incorporated herein by reference to Exhibit 10.42 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.43
Lease, dated June 1, 2005, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Arizona Radiation Enterprises, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Scottsdale, Arizona, incorporated herein by reference to Exhibit 10.43 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.44	Lease, dated January 30, 2003, effective February 20, 2004, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Crestview Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Crestview, Florida, incorporated herein by reference to Exhibit 10.44 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.45
Lease, dated October 2005, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Palm Springs Radiation Enterprises, LLC and California Radiation Therapy Management Services, Inc., for premises in Palm Desert, California, incorporated herein by reference to Exhibit 10.45 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.46
Lease Agreement, dated February 7, 2007, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Theriac Enterprises of Littlestown, LLC and 21st Century Oncology of Pennsylvania, Inc., for premises in Littlestown, Pennsylvania, incorporated herein by reference to Exhibit 10.46 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.47
Lease Agreement, dated March 12, 2007, as amended by that certain First Amendment to Lease Agreement, dated December 31, 2009, between Theriac Enterprises of Casa Grande, LLC and Arizona Radiation Therapy Management Services, Inc., for premises in Casa Grande, Arizona, incorporated herein by reference to Exhibit 10.47 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.48
Lease Agreement, dated August 17, 2007, as amended by that certain First Amendment to Lease, dated December 31, 2009, between Marco Island Radiation Enterprises, LLC and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., for premises in Naples, Florida, incorporated herein by reference to Exhibit 10.48 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.49
Administrative Services Agreement, dated January 1, 1997, as amended by that certain Addendum to Administrative Services Agreement, dated January 1, 2008, Addendum to Administrative Services Agreement, dated January 1, 2009, Addendum to Administrative Services Agreement, dated January 1, 2010, between New York Radiation Therapy Management Services, Incorporated and Yonkers Radiation Medical Practice, P.A. (incorporated herein by reference to Exhibit 10.49 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010), and Addendum to Administrative Services Agreement, dated January 1, 2011, between New York Radiation Therapy Management Services, LLC f/k/a New York Radiation Therapy Management Services, Inc. and Yonkers Radiation Medical Practice, P.A.
10.50
Administrative Services Agreement, dated January 1, 2002, as amended by that certain Addendum to Administrative Services Agreement, dated January 1, 2002, Addendum to Administrative Services Agreement, dated January 1, 2004, Addendum to Administrative Services Agreement, dated January 1, 2005, Addendum to Administrative Services Agreement, dated January 1, 2006, Addendum to Administrative Services Agreement, dated January 1, 2008, Addendum to Administrative Services Agreement, dated January 1, 2009, Addendum to Administrative Services Agreement, dated January 1, 2010, between North Carolina Radiation Therapy Management Services, LLC f/k/a North Carolina Radiation Therapy Management Services, Inc. and Radiation Therapy Associates of Western North Carolina, P.A. (incorporated herein by reference to Exhibit 10.50 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010) and Addendum to Administrative Services Agreement, dated January 1, 2011, between North Carolina Radiation Therapy Management Services, LLC and Radiation Therapy Associates of Western North Carolina, P.A.

Exhibit Number	Description
10.51	Administrative Services Agreement, dated January 9, 1998, as amended by that certain Amendment to Administrative Services Agreement, dated January 1, 1999, Amendment to Administrative Services Agreement, dated January 1, 1999, Amendment to Administrative Services Agreement, January 1, 2001, Amendment to Administrative Services Agreement, January 1, 2002, Amendment to Administrative Services Agreement, January 1, 2003, Amendment to Administrative Services Agreement, January 1, 2004, Amendment to Administrative Services Agreement, January 1, 2005, Amendment to Administrative Services Agreement, January 1, 2006, and Amendment to Administrative Services Agreement, August 1, 2006, between Nevada Radiation Therapy Management Services, Incorporated and Michael J. Katin, M.D., Prof. Corp., incorporated herein by reference to Exhibit 10.51 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.52
Administrative Services Agreement, dated October 31, 1998, as amended by that certain Amendment to Administrative Services Agreement effective April 1, 2005, Addendum to Administrative Services Agreement, dated January 1, 2008, Addendum to Administrative Services Agreement, dated January 1, 2009, Addendum to Administrative Services Agreement, dated January 1, 2010, between Maryland Radiation Therapy Management Services LLC f/k/a Maryland Radiation Therapy Management Services, Inc. and Katin Radiation Therapy, P.A. (incorporated herein by reference to Exhibit 10.52 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010), and Addendum to Administrative Services Agreement, dated January 1, 2011, between Maryland Radiation Therapy Management Services, LLC and Katin Radiation Therapy, P.A.
10.53
Professional Services Agreement, dated January 1, 2005, between Berlin Radiation Therapy Treatment Center, LLC and Katin Radiation Therapy, P.A., incorporated herein by reference to Exhibit 10.53 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.54
Independent Contractor Agreement, dated October 18, 2005, between Katin Radiation Therapy, P.A. and Ambergris, LLC, incorporated herein by reference to Exhibit 10.54 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.55
Administrative Services Agreement, dated August 1, 2003, as amended by that certain Amendment to Administrative Services Agreement, dated January 1, 2005, between California Radiation Therapy Management Services, Inc. and 21st Century Oncology of California, a Medical Corporation, incorporated herein by reference to Exhibit 10.55 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.56
Management Services Agreement, dated May 1, 2006, between 21st Century Oncology of California, a Medical Corporation and California Radiation Therapy Management Services, Inc., as successor by assignment pursuant to that certain Assignment and Assumption Agreement, dated May 1, 2006, between California Radiation Therapy Management Services, Inc. and LHA, Inc., as amended by that certain Addendum to Management Services Agreement, dated August 1, 2006, Second Amendment to Management Services Agreement, dated November 1, 2006, and Third Addendum to Management Services Agreement, dated August 1, 2007, for premises in Palm Desert, Santa Monica and Beverly Hills, California, incorporated herein by reference to Exhibit 10.56 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.57	Facilities and Management Services Agreement, dated October 13, 2008, among 21st Century Oncology—CHW, LLC, 21st Century Oncology of California, A Medical Corporation and Redding Radiation Oncologists, P.C., incorporated herein by reference to Exhibit 10.57 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.58
Five Party Agreement, dated May 5, 2009, among Central Massachusetts Comprehensive Cancer Center, LLC, Harrington Memorial Hospital, Inc., Theriac Enterprises of Harrington, LLC, Bank of America, N.A., and Alliance Oncology, LLC, incorporated herein by reference to Exhibit 10.58 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.59
Management Services Agreement, dated June 1, 2005, as amended by that certain Addendum, dated January 1, 2006, between New England Radiation Therapy Management Services, Inc. and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.59 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.60
Professional Services Agreement, dated January 1, 2009, between Radiosurgery Center of Rhode Island, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.60 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.61
Radiation Therapy Services Agreement, dated as of January 1, 2010, between South County Radiation Therapy, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.61 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.62
Radiation Therapy Services Agreement, dated as of January 1, 2010 between Southern New England Regional Cancer Center, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.62 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.63
Transition Agreement and Stock Pledge, dated 2008, among 21st Century Oncology—CHW, LLC, Redding Radiation Oncologists, P.C. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.63 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.64
Transition Agreement and Stock Pledge, dated August 2007, among American Consolidated Technologies, LLC, RADS, PC Oncology Professionals and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.64 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.65
Transition Agreement and Stock Pledge, dated August 2007, among Phoenix Management Company, LLC, American Oncologic Associates of Michigan, P.C. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.63 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.66
Transition Agreement and Stock Pledge, dated August 2007, among Phoenix Management Company, LLC, X-Ray Treatment Center, P.C. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.66 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.67	Transition Agreement and Stock Pledge, dated June 1, 2005, among New England Radiation Therapy Management Services, Inc., Massachusetts Oncology Services, P.C., Daniel E. Dosoretz, M.D. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.67 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.68
Transition Agreement and Stock Pledge, dated September 3, 2003, among California Radiation Therapy Management Services, Inc., 21st Century Oncology of California, A Medical Corporation and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.68 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.69
Transition Agreement and Stock Pledge, dated August 1, 2002, among North Carolina Radiation Therapy Management Services, LLC f/k/a North Carolina Radiation Therapy Management Services, Inc., Radiation Therapy Associates of Western North Carolina, P.A. and Michael J. Katin, M.D., incorporated herein by reference to Exhibit 10.69 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.70
Healthcare Professional Liability Claims Made and Healthcare General Liability Occurrence Insurance Policy, for the policy period from October 14, 2009 to October 14, 2010, issued by Batan Insurance Company SPC, LTD to Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.70 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.71
Excess Physician Professional Liability Insurance Policy, for the policy period from October 14, 2009 to October 14, 2010, issued by Batan Insurance Company SPC, LTD on behalf of RTSI Segregated Portfolio to Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.71 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.72
Excess Professional Physician and General Liability Insurance Policy, Claims Made and Reported Coverage, for the policy period from October 14, 2009 to October 14, 2010, issued by Batan Insurance Company SPC, LTD on behalf of RTSI Segregated Portfolio to Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.72 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.73
Physician Professional Liability Insurance Policy, the policy period from October 14, 2009 to October 14, 2010, issued by National Medical Professional Risk Retention Group, Inc. to Radiation Therapy Services, Inc./21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.73 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.74
Executive Employment Agreement, dated effective as of February 21, 2008, between Radiation Therapy Services, Inc. and Daniel E. Dosoretz, incorporated herein by reference to Exhibit 10.74 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.75
Physician Employment Agreement, dated February 21, 2008, between Daniel E. Dosoretz, M.D. and 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.75 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.76
Executive Employment Agreement, dated effective as of February 8, 2010, between Radiation Therapy Services, Inc. and Kerrin E. Gillespie, incorporated herein by reference to Exhibit 10.76 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+

Exhibit Number	Description
10.77	Executive Employment Agreement, dated effective as of February 21, 2008, between Radiation Therapy Services, Inc. and James H. Rubenstein, M.D., incorporated herein by reference to Exhibit 10.77 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.78
Executive Employment Agreement, dated effective as of February 21, 2008, as amended by that certain Amendment to Executive Employment Agreement, dated December 15, 2008 (incorporated herein by reference to Exhibit 10.78 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010) and Second Amendment to Executive Employment Agreement, dated February 2, 2011, between Radiation Therapy Services, Inc. and Norton Travis.+
10.79
Executive Employment Agreement, dated effective as of February 21, 2008, between Radiation Therapy Services, Inc. and Howard Sheridan, incorporated herein by reference to Exhibit 10.79 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.80
Physician Employment Agreement, dated effective as of July 1, 2003, as amended by that certain Amendment to Physician Employment Agreement, dated January 1, 2006, Second Amendment to Physician Employment Agreement, dated October 1, 2006, and Third Amendment to Physician Employment Agreement, dated January 1, 2007, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Constantine A. Mantz, M.D., incorporated herein by reference to Exhibit 10.80 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.81
Physician Employment Agreement, dated effective as of January 1, 2002, as amended by that certain First Amendment to Physician Employment Agreement, dated effective as of July 1, 2002, Second Amendment to Physician Employment Agreement, dated effective as of March 24, 2007, and Third Amendment to Physician Employment Agreement, dated effective as of November 11, 2009, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Eduardo Fernandez, M.D., incorporated herein by reference to Exhibit 10.81 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.82
Physician Employment Agreement, dated February 21, 2008, as amended by that certain Amendment to Physician Employment Agreement, dated February 1, 2010, between James H. Rubenstein, M.D. and 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.82 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.83
Physician Sharing Agreement, dated effective as of August 1, 2003, between 21st Century Oncology, LLC f/k/a 21st Century Oncology, Inc. and Radiation Therapy Associates of Western North Carolina, P.A., incorporated herein by reference to Exhibit 10.83 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.84
Personal and Services Agreement, dated effective as of December 1, 2004, between Imaging Initiatives, Inc and 21st Century Oncology, Inc., incorporated herein by reference to Exhibit 10.84 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.85
Business Operations and Support Agreement, dated July 20, 1999, as amended by that certain Amendment to Business Operations and Support Agreement, dated November 15, 2006, by and between Phoenix Management Company, LLC and X-Ray Treatment Center, P.C., incorporated herein by reference to Exhibit 10.85 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.86	Business Operations and Support Agreement, dated August 19, 2000, as amended by that certain Amendment to Business Operations and Support Agreement, dated November 15, 2006, by and between American Consolidated Technologies, LLC and RADS, P.C. Oncology Professionals, incorporated herein by reference to Exhibit 10.86 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.87
Business Operations and Support Agreement, dated August 19, 2000, as amended by that certain Amendment to Business Operations and Support Agreement, dated November 15, 2006, by and between Phoenix Management Company, LLC, as successor by merger of Pontiac Investment Associates, a Michigan Partnership and American Oncologic Associates of Michigan, P.C., incorporated herein by reference to Exhibit 10.87 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.88
Physician Sharing Agreement, dated as of October 1, 2006, between Katin Radiation Therapy, P.A. and 21st Century Oncology of Harford County, Maryland, LLC, incorporated herein by reference to Exhibit 10.88 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.89
Radiation Therapy Services Agreement, dated effective as of February 1, 2007, between Roger Williams Radiation Therapy, LLC and Massachusetts Oncology Services, P.C., incorporated herein by reference to Exhibit 10.89 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.90
Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC, dated March 25, 2008, incorporated herein by reference to Exhibit 10.90 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.91
Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), incorporated herein by reference to Exhibit 10.91 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.92
Supplement No. 1, dated as of June 6, 2008, between Jacksonville Radiation Therapy Services, Inc. and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.92 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.93
Supplement No. 2, dated as of April 22, 2010, between Phoenix Management Company, LLC and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.93 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.94	Supplement No. 3, dated as of June 24, 2010, between Carolina Regional Cancer Center, LLC and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.94 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.95
Supplement No. 4, dated as of June 24, 2010, between Atlantic Urology Clinics, LLC and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.95 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.96
Supplement No. 5, dated as of September 30, 2010, between Derm-Rad Investment Company, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.96 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.97
Supplement No. 6, dated as of September 30, 2010, between 21st Century Oncology of Pennsylvania, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.97 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.98
Supplement No. 7, dated as of September 30, 2010, between Gettysburg Radiation, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.98 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.99
Supplement No. 8, dated as of September 30, 2010, between Carolina Radiation and Cancer Treatment Center, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.99 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.100
Supplement No. 9, dated as of September 30, 2010, between 21st Century Oncology of Kentucky, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.100 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.

Exhibit Number	Description
10.101	Supplement No. 10, dated as of September 30, 2010, between New England Radiation Therapy Management Services, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.101 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.102
Supplement No. 11, dated as of September 30, 2010, between Radiation Therapy School for Radiation Therapy Technology, Inc. and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A., incorporated herein by reference to Exhibit 10.102 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.103
Form of Indemnification Agreement (Directors and/or Officers), incorporated herein by reference to Exhibit 10.103 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.+
10.104
Amendment No. 1, dated as of November 24, 2010, to the Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC, dated March 25, 2008, incorporated herein by reference to Exhibit 10.104 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on November 24, 2010.
10.105
Commitment Letter, dated January 10, 2011, by and between DDJ Capital Management, LLC and Radiation Therapy Services, Inc., incorporated herein by reference to Exhibit 10.105 to Radiation Therapy Services Holdings, Inc.'s 8-K filing on January 24, 2011.
10.106
Amended and Restated Radiation Therapy Investments, LLC 2008 Unit Award Plan, adopted on February 21, 2008, as amended and restated on March 1, 2011, , incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 4, 2011.
10.107
Membership Interest Purchase Agreement, dated as of March 1, 2011, by and among Radiation Therapy Services International, Inc., Main Film B.V., Radiation Therapy Services, Inc., Radiation Therapy Investments, LLC, Alejandro Dosoretz, and Claudia Elena Kaplan Browntein de Dosoretz, incorporated herein by reference to Exhibit 10.1 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.108
Membership Interest Purchase Agreement, dated as of March 1, 2011, by and among Radiation Therapy Services International, Inc., Main Film B.V., Bernardo Dosoretz, and Eduardo Chehtman, incorporated herein by reference to Exhibit 10.2 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.109
Membership Interest Purchase Agreement, dated as of March 1, 2011, by and among Radiation Therapy Services International, Inc., Radiation Therapy Services, Inc., Radiation Therapy Investments, LLC, Bernardo Dosoretz and Eduardo Chehtman, incorporated herein by reference to Exhibit 10.3 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.110
Contribution Agreement, dated March 1, 2011, by and between Radiation Therapy Investments, LLC and Alejandro Dosoretz, incorporated herein by reference to Exhibit 10.4 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.

Exhibit Number	Description
10.111	Registration Rights Agreement, dated March 1, 2011, by and among Radiation Therapy Services, Inc., the guarantors party thereto and the purchasers named in Schedule II thereto, incorporated herein by reference to Exhibit 10.5 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.112
Registration Rights Agreement, dated March 1, 2011, by and among Radiation Therapy Services, Inc., the guarantors party thereto and Bernardo Dosoretz, incorporated herein by reference to Exhibit 10.6 to Radiation Therapy Services Holdings, Inc's Current Report on Form 8-K filed on March 7, 2011.
10.113
Supplement No. 12, dated as of March 31, 2011 between Aurora Technology Development, LLC and Wells Fargo Bank, N.A., to the Guaranty and Collateral Agreement, dated as of February 21, 2008, among Radiation Therapy Services Holdings, Inc., Radiation Therapy Services, Inc., certain subsidiaries of Radiation Therapy Services, Inc. listed therein and Wells Fargo Bank, N.A. , incorporated herein by reference to Exhibit 10.113 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on April 1, 2011.
10.114
Amendment Agreement, dated as of September 29, 2011, among Radiation Therapy Services, Inc. (as successor to RTS Merger Co., Inc.), Radiation Therapy Services Holdings, Inc., the Subsidiaries of the Borrower identified as "Subsidiary Guarantors" on the signature pages thereto, the Lenders signatory thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders, incorporated by reference to Exhibit 10.1 to Radiation Therapy Services Holdings, Inc.'s Current Report on Form 8-K filed on October 3, 2011.
10.115
Incremental Amendment, dated as of September 30, 2011, among Radiation Therapy Services, Inc., a Florida corporation (as successor to RTS Merger Co., Inc.), Radiation Therapy Services Holdings, Inc., the Subsidiaries identified as "Subsidiary Guarantors" on the signature pages thereto, SunTrust Bank, as the incremental revolving lender, and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders, incorporated by reference to Exhibit 10.2 to Radiation Therapy Services Holdings, Inc.'s Current Report on Form 8-K filed on October 3, 2011.
12.1
Statement Re: Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.
14.1	Code of Ethics, incorporated herein by reference to Exhibit 14.1 to Radiation Therapy Services Holdings, Inc.'s Form 10-K filed on March 11, 2011.
21.1	Subsidiaries of Registrant, incorporated by reference to Exhibit 21.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.
23.1	Consent of Independent Registered Public Accounting Firm, incorporated by reference to Exhibit 23.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.
23.2	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (Included on the signature pages of Radiation Therapy Services, Inc.'s Registration Statement Form S-4 filed on September 2, 2011 and incorporated herein by reference).
25.1	Statement of Trustee Eligibility, incorporated by reference to Exhibit 25.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.

Exhibit Number	Description
99.1	Letter of Transmittal, incorporated by reference to Exhibit 99.1 to Radiation Therapy Services, Inc.'s Registration Statement on Form S-4 filed on September 2, 2011.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

+
Management contracts and compensatory plans and arrangements.

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Schedule A
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings. The undersigned registrants hereby undertake
SIGNATURES
POWER OF ATTORNEY